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                                                                    EXHIBIT 99.1

COURTESY OF PR NEWSWIRE


/FROM PR NEWSWIRE ATLANTA   404-231-1814/
 1/8STK 3/8 TGXCP
 1/8IN 3/8
 1/8SU 3/8 PER
TO BUSINESS EDITOR:


                       TGX Corporation President Resigns

  HOUSTON, Feb. 10/PRNewswire/--TGX Corporation (Nasdaq: TGXCP), announced today that Larry H. Carpenter, President, had resigned his position. Mr. Carpenter's resignation is effective immediately. Jeffrey E. Susskind, a member of the Board of Directors of TGX, stated that the Company had commenced an executive search in order to locate a replacement for Mr. Carpenter. He further stated that he expected such replacement to be retained shortly and that in the interim the other members of the Company's management team would be acting on behalf of the Company and that the Board of Directors would be overseeing the continuing operations of TGX.

SOURCE TGX Corporation
        -0-     02/10/97
        /CONTACT: Michael A. Gerlich, Vice President & Chief Financial Officer, TGX Corporation, 281-872-0500/
        (TGXCP)

CO:     TGX Corporation
ST:     Texas
IN:
SU:     PER



KS
--ATM033--
7069 02/10/97 16:46 EST http://www.prnewswire.com




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